UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2025 (July 10, 2025)

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496

Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value	URI	NYSE

Item 1.01	Entry into a Material Definitive Agreement.

Fifth Amended and Restated Credit Agreement

On July 10, 2025, United Rentals, Inc. (“Holdings”), United Rentals (North America), Inc. (the “Company”), United Rentals of Canada, Inc., a Canadian Borrower (as defined below), United Rentals International B.V., a ROW Borrower (as defined below), United Rentals S.A.S., a European Borrower (as defined below), United Rentals Australia Pty Ltd, an Australian Borrower (as defined below), United Rentals New Zealand, a New Zealand Borrower (as defined below) (together with the U.S. Borrowers (as defined below), the Canadian Borrowers, the ROW Borrowers, the European Borrowers and any other ANZ Borrowers, the “Borrowers”) and certain other subsidiaries of Holdings entered into a Fifth Amended and Restated Credit Agreement (the “Fifth Amended and Restated Credit Agreement”) with Bank of America N.A. and the other financial institutions named therein. The Fifth Amended and Restated Credit Agreement provides for a senior secured asset-based loan facility (the “ABL Facility”) of $4,500 million (subject to availability under a borrowing base), a portion of which is available for borrowings by the Canadian Borrowers, the ROW Borrowers, and the European Borrowers, in Canadian Dollars, Euros, Sterling, or other approved alternative currencies, as applicable. An aggregate principal amount of $175 million (the “ANZ Tranche”) of the $4,500 million available is available only to the ANZ Borrowers. The Fifth Amended and Restated Credit Agreement also provides for an uncommitted incremental increase in the ABL Facility of up to the sum of (i) the greater of $2,000 million and Suppressed Availability, (ii) the amount of any voluntary reductions in Revolving Credit Commitments and (iii) the amount of any voluntary prepayments of Indebtedness that is subject to the Pari Passu Intercreditor Agreement or is secured by liens on the collateral securing the obligations under the ABL Facility that are not contractually subordinated to the liens securing the obligations (other than revolving indebtedness, including revolving loans under the ABL Facility, unless the relevant revolving commitments are also reduced). The Fifth Amended and Restated Credit Agreement replaces the existing senior secured asset-based loan facility to which Holdings, the Company and certain of their subsidiaries are parties.

Holdings and each existing and future direct or indirect U.S. subsidiary of Holdings (other than, among other things, indirect U.S. subsidiaries held through foreign subsidiaries, special purpose vehicles used in connection with the existing securitization facility or any future securitization facility of Holdings and the Company and certain immaterial subsidiaries (if any)) (the “U.S. Guarantors”) provide unconditional guarantees of the obligations of the Company and certain of its domestic subsidiaries (the “U.S. Borrowers”). In addition, the U.S. Guarantors and each existing and future direct and indirect Canadian subsidiary of Holdings (other than, among other things, special purpose vehicles used in connection with the existing securitization facility or any future securitization facility of Holdings and the Company and certain immaterial subsidiaries (if any)) (the “non-U.S. Guarantors” and together with the U.S. Guarantors, the “Guarantors”) provide unconditional guarantees of the obligations of the Borrowers organized under the laws of Canada (the “Canadian Borrowers”), the Borrowers organized under the laws of France (the “European Borrowers”), the Borrowers organized under the laws of Australia (the “Australia Borrowers”), the Borrowers organized under the laws of New Zealand (the “New Zealand Borrowers”, and together with the Australia Borrowers, the “ANZ Borrowers”) and the Borrowers organized under the laws of any jurisdiction outside the U.S., Canada, France, Australia or New Zealand (the “ROW Borrowers”). In addition, the obligations of the Borrowers under the ABL Facility and the guarantees of the Guarantors are secured by first priority security interests in substantially all of the tangible and intangible assets of the U.S. Guarantors, including pledges of all stock or other equity interests in direct subsidiaries owned by the U.S. Guarantors (but only up to 65% of the voting stock of each direct foreign subsidiary owned by any U.S. Guarantor in the case of pledges securing the U.S. Borrowers’ and U.S. Guarantors’ obligations under the ABL Facility). Assets of the type described in the preceding sentence of any non-U.S. Guarantor are similarly pledged to secure the obligations of the Canadian Borrowers, the European Borrowers, the ANZ Borrowers, the ROW Borrowers and the non-U.S. Guarantors under the ABL Facility. The security and pledges are subject to certain exceptions.

The ABL Facility matures on July 10, 2030. As of the close of business on July 9, 2025, approximately $2,049 million was drawn and the Borrowers had approximately $2,428 million available for additional borrowings under the ABL Facility (net of letters of credit), subject to borrowing base limitations.

The ABL Facility includes a $250 million sub-limit for Canadian revolving loans and a $125 million sub-limit for ROW revolving loans. In addition, the ABL Facility includes a $150 million sub-limit for U.S. swingline loans, a $50 million sub-limit for Canadian swingline loans, a $25 million sub-limit for ROW swingline loans, a $20 million sublimit for ANZ swingline loans, a $15 million sub-limit for European swingline loans, and a $300 million combined sub-limit for letters of credit issued on behalf of any Borrower or any subsidiary of the Company. The terms of the ABL Facility allow for increases to certain sub-limits, subject to agent and/or lender consent. Amounts drawn under the ABL Facility bear annual interest (i) at the Term SOFR or Daily SOFR rate, SONIA rate or EURIBOR rate (or, in the case of Canadian dollar denominated borrowings, Term CORRA rate) plus a margin of 1.000% to 1.250%, (ii) at a base rate (equal to the highest of Bank of America, N.A.’s prime rate, the federal funds rate plus 0.5% and 30-day Term SOFR plus 1.0%) plus a margin of 0.000% to 0.250%, (iii) at a foreign base rate plus a margin of 1.000% to 1.250% or (iv) at the Canadian prime rate (equal to the higher of Bank of America, N.A.’s prime rate and Term CORRA plus 0.5%) plus a margin of 0.000% to 0.250%. The interest rate margins are subject to adjustments based on utilization of the facility. The initial margins for borrowings under the ABL Facility are 1.000% in the case of Term SOFR (or Term CORRA) rate and foreign base rate loans and 0.000% in the case of base rate loans and Canadian prime rate loans. The unused line fee payable on the unused portion of the ABL Facility equals 0.20%. The Borrowers have also agreed to pay customary letter of credit fees.

The ABL Facility contains covenants that, among other things, limit or restrict the ability of Holdings and its subsidiaries to incur additional indebtedness; incur additional liens; make dividends and other restricted payments; make investments; engage in mergers, acquisitions and dispositions; make optional prepayments of other indebtedness; engage in transactions with affiliates; enter into restrictive agreements; and use proceeds. The ABL Facility does not include any financial covenants, other than a springing covenant to maintain a minimum fixed charge coverage ratio of at least 1.00 to 1.00 on a trailing four-quarter basis as of the last day of each quarter, which will be tested only when specified availability under the ABL Facility falls below 10% of the maximum revolver amount for five consecutive Business Days. The Fifth Amended and Restated Credit Agreement contains customary events of default. If an event of default occurs, the lenders are entitled to accelerate the advances made thereunder and exercise rights against the collateral.

On July 10, 2025, in connection with the Fifth Amended and Restated Credit Agreement, Holdings, the Company and certain subsidiaries of Holdings entered into a Fifth Amended and Restated U.S. Security Agreement with Bank of America, N.A., as agent. Also on July 10, 2025, in connection with the Fifth Amended and Restated Credit Agreement, United Rentals of Canada, Inc. entered into a Fifth Amended and Restated Canadian Security Agreement with Bank of America, N.A., as agent.

The foregoing summary is qualified in its entirety by reference to the full text of the Fifth Amended and Restated Credit Agreement and the related security agreements, which are filed as exhibits hereto. All capitalized terms not defined herein are defined in the full text of the Fifth Amended and Restated Credit Agreement and the related security agreements, which are filed as exhibits hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

10.1	Fifth Amended and Restated Credit Agreement, dated as of July 10, 2025, among United Rentals, Inc., United Rentals (North America), Inc., certain subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc., United Rentals of Canada, Inc., United Rentals International B.V., United Rentals S.A.S., United Rentals Australia Pty Ltd, United Rentals New Zealand, Bank of America N.A., and the other financial institutions named therein.

10.2	Fifth Amended and Restated U.S. Security Agreement, dated as of July 10, 2025, among United Rentals, Inc., United Rentals (North America), Inc., certain subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc. and Bank of America, N.A., as agent.

10.3	Fifth Amended and Restated Canadian Security Agreement, dated as of July 10, 2025, among United Rentals of Canada, Inc. and Bank of America, N.A., as agent.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2025

UNITED RENTALS, INC.

By:	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, Chief Legal & Sustainability Officer, Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, Chief Legal & Sustainability Officer, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amended and Restated Credit Agreement, dated as of July 10, 2025, among United Rentals, Inc., United Rentals (North America), Inc., certain subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc., United Rentals of Canada, Inc., United Rentals International B.V., United Rentals S.A.S., United Rentals Australia Pty Ltd, United Rentals New Zealand, Bank of America N.A., and the other financial institutions named therein.

10.2	Fifth Amended and Restated U.S. Security Agreement, dated as of July 10, 2025, among United Rentals, Inc., United Rentals (North America), Inc., certain subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc. and Bank of America, N.A., as agent.

10.3	Fifth Amended and Restated Canadian Security Agreement, dated as of July 10, 2025, among United Rentals of Canada, Inc. and Bank of America, N.A., as agent.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL